UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 24, 2005

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 24, 2005, the Compensation Committee and Board of Directors of Tessera Technologies, Inc. (“Tessera”) approved a management bonus program pursuant to which Tessera’s executive officers would be eligible to be paid incentive compensation for 2005 (the “2005 Management Bonus Program”). The 2005 Management Bonus Program provides for an incentive cash bonus target, and a maximum cash bonus amount, equal to a percentage of each executive officer’s base salary as follows:

Title	Target Percentage	Maximum Percentage
Chief Executive Officer	50%	100%
Senior Vice Presidents (other than Chief Technical Officer)	35%	50%
Chief Technical Officer	25%	35%
Vice President, Finance	25%	35%

Bonuses under the 2005 Management Bonus Program are based on corporate performance objectives, including objectives relating to revenue and profit targets, as well as corporate strategic objectives, and in the case of executives other than the Chief Executive Officer, certain individual or group performance objectives in addition to the corporate objectives. Under the 2005 Management Bonus Program, after the completion of the 2005 fiscal year, each executive will be eligible for a bonus that will be equal to an amount ranging from 0% to the above-stated maximum percentage of base salary, based on the achievement of these criteria as assessed by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2005	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Bruce M. McWilliams
	Name:	Bruce M. McWilliams
	Title:	President and Chief Executive Officer